As filed with the Securities and Exchange Commission on June 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RURAL CELLULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1693295
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Address of Principal Executive Offices) (Zip Code)
RURAL CELLULAR CORPORATION 2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Richard P. Ekstrand, President
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Name and address of agent for service)
(320) 762-2000
(Telephone number, including area code, of agent for service)
Copies to:
Deanne M. Greco, Esq.
Moss & Barnett
A Professional Association
4800 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402
Telephone: (612) 347-0287
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Securities to be	Amount to be	Maximum Offering	Aggregate Offering	Amount of Registration
Registered	Registered(1)	Price Per Share(2)	Price	Fee(3)
Class A Common Stock, $.01 par value	1,065,697	$11.90	$12,681,794.00	$1,357.00

(1)	This registration statement is also deemed to relate to 55,197 shares of Class A common stock that had been previously registered by Rural Cellular Corporation on Form S-8 (File No. 333-39590) on June 19, 2000 in connection with the Rural Cellular Corporation 1995 Stock Compensation Plan (the “1995 Plan”) and 200,500 shares that had been previously registered by RCC on Forms S-8 (File Nos. 333-10815 and 333-89448) on August 26, 1996 and May 31, 2002, respectively, in connection with the Rural Cellular Corporation Stock Option Plan for Nonemployee Directors (the “Directors Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq Stock Market on June 13, 2006.

(3)	With respect to the Directors Plan, fees of $46.85 were previously paid for the 190,000 shares registered on Form S-8, File No. 333-89448. Therefore, pursuant to Rule 457(p), the aggregate registration fee includes only 1,065,697 shares.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

EXPLANATORY NOTE
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interest of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
Opinion and Consent of Moss & Barnett
Consent of Deloitte & Touche LLP
Consent of Deloitte & Touche LLP

EXPLANATORY NOTE
     On August 26, 1996, June 2, 1997, June 25, 1998, and June 19, 2000, an aggregate of 2,400,000 shares of Class A common stock of Rural Cellular Corporation (“RCC”) were registered with the Securities and Exchange Commission (“SEC”) on Registration Statements on Form S-8 (File Nos. 333-10817, 333-28269, 333-57653, and 333-39590, respectively. On August 26, 1996 and May 31, 2002, an aggregate of 400,000 shares of RCC’s Class A common stock were registered with the SEC on Registration Statements on Form S-8 (File Nos. 333-10815 and 333-89448) in connection with RCC’s Stock Option Plan for Nonemployee Directors (the “Directors Plan”).
     On February 16, 2006, the Board of Directors of RCC adopted the Rural Cellular Corporation 2006 Omnibus Incentive Plan (the “2006 Plan”). The Board reserved a maximum of 1,000,000 shares of Class A common stock for issuance under the 2006 Plan, plus any shares of Class A common stock which, as of the effective date of the 2006 Plan, were reserved for issuance under the 1995 Plan or the Directors Plan and are not thereafter issued or would otherwise have been available under the 1995 Plan or the Directors Plan. As of May 25, 2006 (the date of RCC’s annual meeting of shareholders at which the 2006 Plan was approved and, therefore, the effective date), 55,197 shares of RCC’s Class A common stock registered under the 1995 Plan had not been issued and were not subject to currently outstanding awards, and 200,500 shares of RCC’s Class A common stock registered under the Directors Plan had not been issued and were not subject to currently outstanding options.
     All of these remaining and unissued shares are carried forward and deemed covered by this Registration Statement on Form S-8 in connection with the 2006 Plan. Additional shares under the 1995 Plan and the Directors Plan may become available in the future and may also be included in the 2006 Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The following documents and information, which have been, or will be, filed by the registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference, as of their respective dates:
     (a) The registrant’s Annual Report on Form 10-K to shareholders for the fiscal year ended December 31, 2005;
     (b) The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
     (c) The registrant’s Current Reports on Form 8-K filed March 8, 2006 (as to Item 8.01 and Exhibit 99.2 only), April 26, 2006, and May 26, 2006; and
     (d) The description of the registrant’s Class A Common Stock, $.01 par value, contained in the registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the “Act”), on December 13, 1995 (SEC No. 0-27416), including any amendment or report filed for the purpose of updating such description.

     All reports and documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports or documents.
Item 4. Description of Securities
     Not applicable.
Item 5. Interest of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Unless prohibited in a corporation’s articles of incorporation or bylaws, Minnesota Statutes Section 302A.521 requires indemnification of officers, directors, employees, or agents, under certain circumstances, against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to acts or omissions of such person in his official capacity. The general effect of Section 302A.521 is to require the registrant to reimburse (or pay on behalf of) directors and officers of the registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the registrant, except where such persons have not acted in good faith.
     The registrant’s Articles of Incorporation and Bylaws provide for such indemnification to the maximum extent permitted by Minnesota Statutes. The registrant has purchased insurance covering the liability of its directors and officers.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Description

4.1(a)	Articles of Incorporation	[1]

4.1(b)	Amendment to Articles of Incorporation, effective March 24, 2000	[1]

4.2(a)	Amended and Restated Bylaws	[1]

4.2(b)	Amendment to Amended and Restated Bylaws, effective March 22, 2000	[1]

4.3(a)	Class A Share Rights Agreement dated April 30, 1999	[2]

4.3(b)	Amendment to the Class A Rights Agreement dated March 31, 2000	[3]

4.4	Rural Cellular Corporation 2006 Omnibus Incentive Plan	[4]

*5	Opinion of Moss & Barnett, A Professional Association, Counsel to the Registrant

*23.1	Consent of Moss & Barnett, A Professional Association, Counsel to the

Exhibit Number	Description

Registrant (included in Exhibit 5)

*23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

*23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

*24	Powers of attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Bolland, Continenza, Finnegan, Leduc, Revering, and Wikstrom and Ms. Newhall (included on signature page)

[1]	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

[2]	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999, and incorporated herein by reference.

[3]	Filed as an exhibit to Registration Statement on Form 8-A/A-1 filed April 18, 2000, and incorporated herein by reference.

[4]	Filed as an exhibit to Report on Form 8-K dated May 22, 2006 and incorporated herein by reference.

*	Filed herewith.
Item 9. Undertakings
     A. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on June 13, 2006.

RURAL CELLULAR CORPORATION

By	/s/ Richard P. Ekstrand
Richard P. Ekstrand, President and CEO
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, and Deanne M. Greco, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date
	Chief executive officer (principal executive officer) and director	June 13, 2006
/s/ Richard P. Ekstrand Richard P. Ekstrand
	Chief financial officer (principal financial officer) and director	June 13, 2006
/s/ Wesley E. Schultz Wesley E. Schultz
	Senior Vice President, Finance and Accounting (principal accounting officer)	June 13, 2006
/s/ David Del Zoppo David Del Zoppo

/s/ Anthony J. Bolland Anthony J. Bolland	Director	June 13, 2006

/s/ James V. Continenza James V. Continenza	Director	June 13, 2006

/s/ Paul Finnegan Paul Finnegan	Director	June 13, 2006

/s/ Jacques Leduc Jacques Leduc	Director	June 13, 2006

/s/ Ann K. Newhall Ann K. Newhall	Director	June 13, 2006

/s/ George M. Revering George M. Revering	Director	June 13, 2006

Don Swenson	Director	June , 2006

/s/ George Wikstrom George Wikstrom	Director	June 13, 2006

EXHIBIT INDEX

Exhibit		Page
No.	Description of Exhibit	No.
4.1(a)	Articles of Incorporation	[1]

4.1(b)	Amendment to Articles of Incorporation, effective March 24, 2000	[1]

4.2(a)	Amended and Restated Bylaws	[1]

4.2(b)	Amendment to Amended and Restated Bylaws effective March 22, 2000	[1]

4.3(a)	Class A Share Rights Agreement dated April 30, 1999	[2]

4.3(b)	Amendment to the Class A Rights Agreement dated March 31, 2000	[3]

4.4	Rural Cellular Corporation 2006 Omnibus Incentive Plan	[4]

5	Opinion of Moss & Barnett, A Professional Association, Counsel to the Registrant	*

23.1	Consent of Moss & Barnett, A Professional Association, Counsel to the Registrant (included in Exhibit 5)	*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	*

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	*

24	Powers of Attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Bolland, Continenza, Finnegan, Leduc, Revering, Wikstrom and Ms. Newhall (included on signature page)	*

[1]	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

[2]	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999, and incorporated herein by reference.

[3]	Filed as an exhibit to Registration Statement on Form 8-A/A-1 filed April 18, 2000, and incorporated herein by reference.

[4]	Filed as an exhibit to Report on Form 8-K dated May 22, 2006 and incorporated herein by reference.

*	Filed herewith.